Exhibit 5.1

                          [Letterhead of Troy J. Rillo]

                                 August 6, 2004


NuWave Technologies, Inc.
1416 Morris Avenue, Suite 207
Union, New Jersey 07083

         Re:      NuWave Technologies, Inc.
                  Registration Statement on Form SB-2

Gentlemen:

      I have acted as special counsel to NuWave Technologies, Inc. (the "Company") in connection with the issuance or proposed issuance of 130,690,033 shares of the Company's common stock (the "Common Stock"). The resale of the Common stock is being registered on a Registration Statement on Form SB-2 (the "Registration Statement").

      You have requested my opinion as to the matters set forth below in connection with the issuance or proposed issuance of the Common Stock. For purposes of rendering that opinion, I am familiar with the Registration Statement, and I have examined the Company's Articles of Incorporation, as amended to date, the Company's Bylaws, as amended to date, and corporate action of the Company that provides for the issuance of the Common Stock. I have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as I have deemed necessary or appropriate for the purpose of this opinion. I have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, I have also relied on a certificate of an officer of the Company. In rendering my opinion, I also have made the assumptions that are customary in opinion letters of this kind. I have not verified any of those assumptions.

      My opinion set forth below is limited to Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

      Based upon and subject to the foregoing, it is my opinion that the shares of Common Stock to be sold pursuant to the Registration Statement by the selling shareholders named therein, were and are duly authorized for issuance by the Company and, when issued and sold in the manner described in the Registration Statement, as amended, will be validly issued, fully paid and non-assessable.

NuWave Technologies, Inc.
August 6, 2004
Page 2


      I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Prospectus constituting a part thereof. In giving my consent I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

                                Very truly yours,

                                /s/ Troy J. Rillo

                                Troy J. Rillo